TRUSTED PARTNERS. INTEGRATED SOLUTIONS. INVESTOR PRESENTATION May 2019 Exhibit 99

Safe Harbor Statement and Disclosure This presentation includes forward-looking comments subject to important risks and uncertainties. It may also contain financial measures that are not in conformance with accounting principles generally accepted in the United States of America (GAAP). Refer to NACCO’s reports filed on Forms 8-K (current), 10-Q (quarterly), and 10-K (annual) for information on factors that could cause actual results to differ materially from information in this presentation. Past performance may not be representative of future results. Information noted in the following slides was effective as of the Company’s most recent earnings release and conference call (May 2, 2019). Nothing in this presentation should be construed as reaffirming or disaffirming the outlook provided as of that date. This presentation is not an offer to sell or a solicitation of offers to buy any of NACCO Industries, Inc.’s securities.

Company Overview

NACCO Industries NACCO Industries, Inc. is the public holding company for The North American Coal Corporation (NACoal). The Company and its affiliates operate in the mining and natural resources industries through three operating segments: Coal Mining Operates surface coal mines pursuant to a service-based business model under long-term contracts with power generation companies and activated carbon producers North American Mining Provides value-added contract mining services for producers of aggregates and other minerals, primarily operating and maintaining draglines and other equipment Minerals Management Promotes the development of the Company’s oil, gas and coal reserves, generating income primarily from royalty-based lease payments from third parties NACCO (NYSE: NC)

NACCO Industries At a Glance _____________________  Adjusted EBITDA and Net Cash (Debt) are non-GAAP measures and should not be considered in isolation or as substitutes for GAAP measures. See non-GAAP explanations and the related reconciliations to GAAP measures beginning on page 38. Net Cash (Debt) is calculated at December 31, 2018 as cash of $85.3 million less total debt of $11.0 million. Key Metrics In thousands, except deliveries FY 12/31/18 Consolidated Operating Profit $43,624 Income before Income taxes $42,163 Net income $34,785 Adjusted EBITDA(1) $57,979 Net Cash (Debt) at 12/31/2018(1)(2) $74,236 Tons delivered - coal 38.5 million Tons delivered - aggregates 46.0 million (In thousands) Unallocated Items At a Glance Coal Mining NAMining Minerals Mgmt. Cons.

Excellent Safety Record 2013 – 2017 National Mining Association Top 25 U.S. Coal Producers Ranked by Average Incident Rate

Environmental Stewardship North American Coal has received 88 federal and state awards for successful and innovative reclamation projects over the last 30 years Environmental Protection Agency Environmental Excellence Award The Department of Interior Office of Surface Mining Best of the Best Award The Department of Interior Office of Surface Mining Director’s Award The Department of Interior Office of Surface Mining Good Neighbor Award The Texas Parks & Wildlife Department Lone Star Steward Award The Railroad Commission of Texas State Reclamation Award The Department of Interior Office of Surface Mining Excellence in Surface Coal Mining and Reclamation Award The Interstate Mining Compact Commission’s National Reclamation Award The North Dakota Public Service Commission Excellence in Surface Coal Mining & Reclamation Award Managing and enhancing land is one of the great benefits we offer customers From permit management to agency or tribal coordination, North American Coal is an expert in environmental stewardship and compliance

Coal Mining

Coal Mining Nine surface coal mines that delivered 38.5 million tons of coal in 2018, primarily under long-term contracts Mines supply and deliver coal produced to adjacent or nearby power plants, synfuels plants or activated carbon facilities All but one mine is the exclusive supplier to its customer’s facility Camino Real’s customer takes all coal produced but also purchases from other suppliers

Coal Mining Locations

Unique Business Model Business model promotes long-term customer relationships All but one coal mining location operate pursuant to “management fee” contracts Contract structure aligns our focus with customer objectives Under “management fee” contracts, NACoal is responsible for all mine operations; customer is responsible for capital to construct and operate the mine Management fee per ton of coal or MMBtu delivered All mine operating costs reimbursed by the customer Minimal or no NACoal investment to fund working capital, capital expenditures or ongoing and final mine reclamation Contract structure provides steady income and cash-flow with minimal capital investment Eliminates exposure to coal market price fluctuations

Power Plant Operation & Maintenance Electricity Sales Regulatory Matters Mining Land Acquisition Reserve Acquisition Permitting Mine Planning Load & Haul Coal Handling Reclamation Bond Release North American Coal provides integrated solutions for power generation companies Customer Operations

Mississippi Lignite Mining Company (MLMC) MLMC delivers coal to a power plant adjacent to the mine under a contract that runs through 2032 MLMC is the exclusive supplier of coal to its customer’s power plant MLMC contract is the only coal contract in which NACoal is responsible for all operating costs, capital requirements and final mine reclamation Contractually agreed-upon coal sales price adjusts monthly primarily based on changes in the level of established indices, which reflect general U.S. inflation rates, including cost components such as labor and diesel fuel Coal sales price is not subject to spot coal market fluctuations Profitability at MLMC is affected by three key areas: customer demand for coal, changes in the indices that determine sales price and actual costs incurred Mining is a capital intensive industry and MLMC requires capital spending that can be significant in certain years to open new mine areas, secure land and coal for future mining and acquire replacement equipment

Strong Earnings Driven by Long-Term Contracts with High-Quality Customers

Mine	Customer	Type of Mine	Contract Expires
Unconsolidated Mines (wholly-owned subsidiaries of NACoal)			
The Coteau Properties Company	Dakota Coal Company, an affiliate of Basin Electric Power Cooperative	Lignite	2022 /2037 [(1)]
The Falkirk Mining Company	Great River Energy	Lignite	2045
The Sabine Mining Company	Southwestern Electric Power Company, an affiliate of AEP	Lignite	2035
Demery Resources Company	Five Forks Mining, an affiliate of Advanced Emissions Solutions	Lignite	2030
Caddo Creek Resources Company	Marshall Mine, an affiliate of Cabot Norit Americas	Lignite	2044
Camino Real Fuels	AHMSA, an affiliate of Dos Republicas Coal Partnership	Sub-bituminous	2021 [(2)]
Liberty Fuels Company [(3)]	Mississippi Power Company, an affiliate of Southern Company	Lignite	(3)
Coyote Creek Mining Company	Four Power Companies [(4)]	Lignite	2040
Bisti Fuels Company	Navajo Transitional Energy Company	Sub-bituminous	2031
Consolidated Mines			
Mississippi Lignite Mining Company	CGLP, an affiliate of PurEnergy [(5)]	Lignite	2032

(1) Although the term of the existing coal sales agreement terminates in 2022, the term may be extended for three additional periods of five years, or until 2037, at the option of Coteau.
(2) Camino Real's contract mining agreement will be automatically extended in the event Camino Real's customer extends its existing coal supply contract.
(3) On February 8, 2018, Mississippi Power instructed Liberty to permanently cease all mining and delivery of lignite and to commence mine reclamation. The terms of the contract specify that Mississippi Power is responsible for all mine closure costs. Under the contract, Liberty is specified as the contractor to complete final mine closure and will receive compensation for these services.
(4) Otter Tail Power Company, Northern Mutual Municipal Power Agency, Montana-Dakota Utilities Company and Northwestern Corporation.
(5) CGLP has engaged Southern Company to operate and maintain the power plant.

14 | NACCO Industries, Inc.

Well-Positioned in Light of Challenging Environment We believe the power plants we supply are generally younger and more efficient, with better environmental controls than most that have closed in recent years Because our customers’ power plants are competitive suppliers of electricity in their respective dispatch areas, we consider our surface coal mining operations to be well positioned relative to competitors Customers continue to invest in efficiency and environmental upgrades to facilities No direct exposure to coal market price

Growth Opportunities - Coal Existing operations Focus on minimizing production costs while maximizing efficiency and operating capacity Benefits both customers and North American Coal as fuel cost is a major driver for power plant dispatch Increased power plant dispatch drives increased demand for coal by North American Coal’s customers Secure new coal mining opportunities During the past 10 years, North American Coal built five new coal mines and assumed operation of an existing mine for a new customer Continued pursuit of additional opportunities to assume operation of existing mines

North American Mining

North American Mining (NAMining) Segment Currently operate and maintain draglines and other equipment at customer-owned quarries Focus on the mining aspects of the customer’s quarry operations Create value by improving mining productivity and efficiency, allowing customers to focus on their value-added activities of final processing and product sales Extract a significant amount of the annual limestone produced in Florida

NAMining – Recent Expansion draglines and an electric rope shovel at the end of 2018 compared with 10 draglines at the end of 2015 customers at the end of 2018 compared with 2 customers at the end of 2015 quarries at the end of 2018 compared with 7 quarries at the end of 2015 24 8 18

Platform for Growth Outside Coal Expand scope of work – ability to offer a full range of Integrated Solutions related to mining Leverage skills honed in the Company’s core coal mining operations Geography Currently operate primarily in Florida Focus on expanding footprint outside of Florida Mining other materials Currently mine mainly limestone Able to apply core skills to mine other materials

NAMining provides Integrated Solutions for aggregates companies Rope Shovels Excavators Trucks Conveyors Dozers Graders Land Acquisition Reserve Acquisition Permitting Blasting Over Burden Removal Dragline Operation & Maintenance Crushing Sizing Marketing Sales We have core competencies to expand scope of mining activities Customer Operations

Minerals Management

Minerals Management Segment We receive royalty-based lease payments based on sales of natural gas, and to a lesser extent, oil and coal, extracted by lessees Majority of reserves acquired as part of the Company’s historical coal mining operations Focused on capturing the full value of existing oil, gas and coal reserves Location of Significant Reserves OH PA ND LA Gas ü ü Oil ü ü Coal ü ü ü Opportunities for growth through expanded leasing of existing oil and gas assets to third parties

Minerals Management Segment Minerals Management income grew significantly in 2018 and in Q1 2019 compared with the prior year periods, primarily due to the number of gas wells operated by third parties In the remainder of 2019, royalty income is expected to increase over the comparable 2018 period, but at a lower rate than realized in Q1 2019 Royalty income can fluctuate due to a number of factors outside the Company's control, including: The number of wells being operated by third parties Fluctuations in commodity prices (primarily natural gas) and production rates Regulatory risks The Company's lessees' willingness and ability to incur well-development and other operating costs Changes in the availability and continuing development of infrastructure The natural production decline that occurs during the life of a well

Other Growth & Diversification

Leverage Core Competencies to Diversify North American Coal is widely recognized for the quality of its work to remediate streams, wetlands and wildlife habitats Mitigation Resources of North America (MRNA) was established to leverage these core competencies MRNA obtains sites with impaired streams, wetlands, or species habitats and restores, enhances or preserves them, which results in the creation of mitigation credits that can be sold to offset disturbances of nearby ecologically similar streams, wetlands and/or habitats. MRNA also provides services to those engaged in permittee-responsible stream and wetland mitigation The creation and sale of mitigation credits is known as mitigation banking While MRNA is still in its early stages, this industry offers opportunity for growth in an area where North American Coal has substantial knowledge and skills

Further Diversification Opportunities Potential to expand scope of services and provide services to additional customers Currently providing other value-added services for existing customers NoDak Energy Services, LLC operates and maintains a coal drying system Bisti Fuels operates and maintains a coal blending and handling facility, including an approximately 15 mile rail operation with two locomotives used to transport coal from the mine to the power plant A North American Coal affiliate is constructing, and will operate, a small solar power generation facility, selling power to its customer Some mines provide ash handling and ash management services for their customers

Strong cash flow generation: Net cash provided before financing activities of $36.2 million Conservative leverage: Unsecured $150 million revolver $144.5 million available and unused at December 31, 2018 Credit rating upgrade in 2018 from DBRS Limited BBB(low) with a stable trend Expect continued strong cash generation Utilize cash to support growth initiatives for both existing businesses and diversification opportunities, as well as to fund capital expenditures Maintain a conservative leverage ratio - high leverage introduces risks that are not consistent with NACCO’s long-term strategy Capacity for Growth _____________________ Note: Net cash provided before financing activities is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP measures. See non-GAAP explanations on page 38. Net cash flow before financing is defined as net cash from operating activities of $54.6 million less net cash used for investing activities of $18.4 million. 2018 2019

Return Capital to Shareholders Strong history of paying dividends – NACCO has paid dividends since 1956 Established a new dividend level after the spin-off of Hamilton Beach Brands Holding Company in Q3 2017 Quarterly cash dividend of $0.165 per share since Q4 2017, which is equal to an annual dividend rate of $0.66 per share $85.3 million of cash and $11.0 million of debt at 12/31/2018 Quarterly cash dividend increased to $0.19 per share as of Q2 2019, which is equal to an annual dividend rate of $0.76 per share $ millions

Summary

Leverage core capabilities to diversify into related businesses High return, low volatility business model supported by long-term contracts Rapidly growing contract miner in aggregates and minerals industry Expand income streams from royalties earned on gas and coal reserves extracted by others Coal Mining Minerals Management Conservative Balance Sheet Strong annuity-like cash flows without cyclical swings Diversification Financial Strength North American Mining

Why Invest in NACCO? 100 years of success in mining provides the foundation for continued growth Well suited to serve as a contract miner in both coal and non-coal mining operations Continue pursuit of non-coal mining opportunities principally through the North American Mining segment Pursue growth opportunities that leverage core competencies, mining expertise and environmental stewardship “Management fee” contract structure eliminates volatility from fluctuations in coal prices Highly-Efficient, Cost-Effective Mining Solutions Develop the Minerals Management segment – current focus on Ohio mineral reserves Provide customers with Integrated Solutions Strong balance sheet and free cash flow generation provides capacity for growth Safety First. Safety Always. 32 Sentinels of Safety Award received by NACoal in 2017

Financial Information

Historical Operating Results Tons of Coal Delivered(1) Cubic Yards of Limestone Delivered Consolidated Adjusted EBITDA(2)(3) Consolidated Net Income (Loss)(2)(4) ($ in millions) ($ in millions) _____ (1) Excludes Centennial as the Company ceased mining operations at this mine in 2015. (2) On September 27, 2017, the Company spun-off Hamilton Beach Brands Holding Company (“HBBHC”), a former wholly-owned subsidiary. Amounts above exclude HBBHC and reflect only the continuing operations of NACCO. (3) EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP measures. Consolidated Adjusted EBITDA is defined as income from continuing operations before long-lived asset impairment charges and income taxes plus interest expense and depreciation, depletion and amortization expense. See non-GAAP explanations and reconciliations on pages 38 and 39. (4) During 2014, the company recorded an asset impairment charge of $105.1 million pre-tax, or $66.4 million after tax related to its Centennial mining operations. (in millions) (in millions) *35.4 million cubic years = 46.0 million tons

($ in thousands) Results for FY 2018 and Q1 2019 vs. Q1 2018 _____ (1) EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP measures. Segment EBITDA is defined as Operating Profit plus Depreciation, Depletion and Amortization. See non-GAAP explanations on page 38. NACCO Industries FY 2018 vs FY 2017 Results

Results for FY 2018 and Q1 2019 vs. Q1 2018 _____ (1) EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for GAAP measures. Segment EBITDA is defined as Operating Profit plus Depreciation, Depletion and Amortization. See non-GAAP explanations on page 38. NACCO Industries Q1 2019 vs Q1 2018 Results ($ in thousands)

Appendix

Non-GAAP Disclosure This presentation contains non-GAAP financial measures. Included in this presentation are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA is a measure of net income (loss) that differs from financial results measured in accordance with GAAP. Adjusted EBITDA, cash flow before financing, and net cash (debt) in this presentation are provided solely as supplemental non-GAAP disclosures of operating results. Management believes these non-GAAP financial measures assist investors in understanding the results of operations of NACCO Industries, Inc. and its subsidiaries and aid in understanding comparability of results. In addition, management evaluates results using these non-GAAP financial measures.  NACCO defines non-GAAP measures as follows: Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations before long-lived asset impairment charges and income taxes plus net interest expense and depreciation, depletion and amortization expense; Cash flow before financing is defined as net cash from operating activities plus net cash from investing activities. It includes non-cash impairment charges related to NACoal’s Centennial mining operations which ceased active mining operations at the end of 2015. Net Cash (Debt) is defined as Cash minus Debt.

Non-GAAP Reconciliation – Adjusted EBITDA _____________________ Note: NACCO defines Adjusted EBITDA from continuing operations as income (loss) from continuing operations before long-lived asset impairment charges and income taxes, plus net interest expense and depreciation, depletion and amortization expense. Adjusted EBITDA is not a measurement under U.S. GAAP and is not necessarily comparable with similarly titled measures of other companies. ($ in thousands) 2014 2015 2016 2017 2018 NACCO Consolidated Net income (loss) $(38,118) $21,984 $29,607 $30,337 $34,785 Discontinued operations, net of tax (18,732) (19,711) (26,651) (1,874) - Centennial long-lived asset impairment charge 105,119 - 17,443 982 - Income tax provision (benefit) (45,199) (9,510) (9,649) 639 7,378 Interest expense 6,062 4,962 4,318 3,440 1,998 Interest income (827) (418) (196) (222) (865) Depreciation, depletion and amortization expense 22,329 17,372 13,050 12,767 14,683 Adjusted EBITDA from Continuing Operations $30,634 $14,679 $27,922 $46,069 $57,979 Year Ended December 31,